Exhibit 99.2

Reported Consolidated Results

ZILLOW GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, unaudited)

	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$874	$1,082
Short-term investments	515	776
Accounts receivable, net	157	104
Mortgage loans held for sale	291	159
Prepaid expenses and other current assets	277	210
Restricted cash	5	3
Total current assets	2,119	2,334
Contract cost assets	27	25
Property and equipment, net	371	360
Right of use assets	58	59
Goodwill	2,823	2,823
Intangible assets, net	273	207
Other assets	27	21
Total assets	$5,698	$5,829
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$38	$30
Accrued expenses and other current liabilities	133	105
Accrued compensation and benefits	59	57
Borrowings under credit facilities	272	145
Deferred revenue	69	62
Lease liabilities, current portion	13	14
Convertible senior notes	—	418
Total current liabilities	584	831
Lease liabilities, net of current portion	82	83
Other long-term liabilities	40	67
Total liabilities	706	981
Shareholders’ equity:
Class A common stock	—	—
Class B common stock	—	—
Class C capital stock	—	—
Additional paid-in capital	6,852	6,733
Accumulated other comprehensive income (loss)	2	(3)
Accumulated deficit	(1,862)	(1,882)
Total shareholders’ equity	4,992	4,848
Total liabilities and shareholders’ equity	$5,698	$5,829

ZILLOW GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except share data, which are presented in thousands, and per share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$676	$581	$1,929	$1,682
Cost of revenue (1)	185	140	490	393
Gross profit	491	441	1,439	1,289
Operating expenses:
Sales and marketing (1)	214	217	638	588
Technology and development (1)	151	145	453	436
General and administrative (1)	127	123	369	386
Impairment costs	2	—	2	6
Acquisition-related costs	—	1	—	1
Total operating expenses	494	486	1,462	1,417
Loss from operations	(3)	(45)	(23)	(128)
Loss on extinguishment of debt	—	—	—	(1)
Other income, net	18	34	58	101
Interest expense	(3)	(9)	(13)	(28)
Income (loss) before income taxes	12	(20)	22	(56)
Income tax expense	(2)	—	(2)	(4)
Net income (loss)	$10	$(20)	$20	$(60)
Net income (loss) per share:
Basic	$0.04	$(0.08)	$0.08	$(0.26)
Diluted	$0.04	$(0.08)	$0.08	$(0.26)
Weighted-average shares outstanding:
Basic	242,326	232,521	241,889	233,553
Diluted	256,243	232,521	254,700	233,553
(1) Includes share-based compensation expense as follows:
Cost of revenue	$3	$3	$9	$11
Sales and marketing	18	19	55	57
Technology and development	41	40	119	124
General and administrative	37	46	112	137
Total share-based compensation	$99	$108	$295	$329
Adjusted EBITDA (2)	$165	$127	$473	$386
(2) Adjusted EBITDA is a non-GAAP financial measure; it is not calculated or presented in accordance with U.S. generally accepted accounting principles, or GAAP. See Exhibit 99.1 for more information regarding our presentation of Adjusted EBITDA and for a reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure, for each of the periods presented.

ZILLOW GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions, unaudited)

	Nine Months Ended September 30,
	2025	2024
Operating activities
Net income (loss)	$20	$(60)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	199	178
Share-based compensation	295	329
Amortization of right of use assets	6	8
Amortization of contract cost assets	16	14
Amortization of debt issuance costs	1	4
Impairment costs	2	6
Accretion of bond discount	(7)	(23)
Other adjustments to reconcile net income (loss) to net cash provided by operating activities	(6)	14
Changes in operating assets and liabilities:
Accounts receivable	(53)	(21)
Mortgage loans held for sale	(132)	(64)
Prepaid expenses and other assets	(67)	(73)
Contract cost assets	(18)	(15)
Lease liabilities	(9)	(31)
Accounts payable	8	25
Accrued expenses and other current liabilities	32	8
Accrued compensation and benefits	2	2
Deferred revenue	7	5
Net cash provided by operating activities	296	306
Investing activities
Proceeds from maturities of investments	338	906
Proceeds from sales of investments	61	13
Purchases of investments	(127)	(668)
Purchases of property and equipment	(105)	(109)
Purchases of intangible assets	(123)	(21)
Net cash provided by investing activities	44	121
Financing activities
Net borrowings on repurchase agreements	127	55
Repurchases of Class A common stock and Class C capital stock	(438)	(301)
Settlement of convertible senior notes	(419)	(697)
Proceeds from settlement of capped call transactions	38	—
Proceeds from exercise of stock options	176	96
Payment of contingent consideration for acquisition	(30)	—
Net cash used in financing activities	(546)	(847)
Net decrease in cash, cash equivalents and restricted cash during period	(206)	(420)
Cash, cash equivalents and restricted cash at beginning of period	1,085	1,495
Cash, cash equivalents and restricted cash at end of period	$879	$1,075
Supplemental disclosures of cash flow information
Noncash transactions:
Write-off of fully depreciated property and equipment	$116	$63
Write-off of fully amortized intangible assets	58	21
Capitalized share-based compensation	48	56

Key Metrics
The following table presents our visits and average monthly unique users for the periods presented (in millions, except percentages):

	Three Months Ended September 30,		2024 to 2025 % Change	Nine Months Ended September 30,		2024 to 2025 % Change
	2025	2024		2025	2024
Visits (1)	2,546	2,440	4%	7,490	7,251	3%
Average monthly unique users (2)	250	233	7%	240	227	6%
(1) Visits includes groups of interactions by users with the Zillow, Trulia and StreetEasy mobile apps and websites. Zillow and StreetEasy measure visits with an internal measurement tool and Trulia measures visits with Adobe Analytics.
(2) Zillow, StreetEasy and HotPads measure unique users with an internal measurement tool and Trulia measures unique users with Adobe Analytics.
The following table presents For Sale revenue per Total Transaction Value (“TTV”) for the periods presented:

	Twelve Months Ended September 30,		2024 to 2025 % Change
	2025	2024
For Sale revenue (in millions)	$1,856	$1,682	10%
Total Transaction Value (in trillions) (1)	$1.8	$1.7	7%
For Sale revenue per Total Transaction Value (in basis points)	10.1	9.8	3%

(1) TTV is calculated as the number of existing residential homes sold during the relevant period multiplied by the average sales price of existing residential homes sold during the same period according to residential real estate data collected and estimated by Zillow Group, as published monthly on our site.
The following table presents loan origination volume by purpose and in total for Zillow Home Loans for the periods presented (in millions, except percentages):

	Three Months Ended September 30,		2024 to 2025 % Change	Nine Months Ended September 30,		2024 to 2025 % Change
	2025	2024		2025	2024
Purchase loan origination volume	$1,276	$812	57%	$3,183	$2,169	47%
Refinance loan origination volume	5	7	(29)%	20	14	43%
Total loan origination volume	$1,281	$819	56%	$3,203	$2,183	47%